Exhibit 99.1
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                                            [GRAPHIC OMITTED] Countrywide(R)
                                            --------------------------------
                                                       HOME LOANS

                                                   400 Countrywide Way
March 10, 2006                              Simi Valley, California 93065-6298






Sidley Austin, LLP
Re: BellaVista 2005-1, BellaVista 2005-2
787 Seventh Avenue
New York, NY 10019
Attn: Rebecca Bonventre


                             OFFICER'S CERTIFICATE


I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2005 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.


                                      March 10, 2006
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Joseph Candelario                     Date
First Vice President
Compliance Officer
Loan Administration